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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): May 9, 2006

                             Robcor Properties, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Florida                      333-126031               20-3215854
-----------------------------    ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


3505 Castlegate Court, Lexington Kentucky                           40502
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(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's telephone number, including area code: (972) 233-0300



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                 Section 5--Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

         On May 9, 2006, Michael Heitz ("Heitz"), the principal stockholder of Robcor Properties, Inc., a Florida corporation (the "Company"), entered into a Stock Purchase Agreement with Halter Financial Investments, L.P., a Texas limited partnership ("HFI") (the "Stock Purchase Agreement"), pursuant to which Heitz sold 12,900,000 shares of the Company's common capital stock, no par value, to HFI for a purchase price of $500,000, or $0.03875 per share. Of the purchase price, $250,000 was paid at closing and the balance is to be paid on or before August 8, 2006. Neither Heitz nor any of his affiliates have any relationship with HFI or any of its affiliates other than in respect of the Stock Purchase Agreement. Following its purchase of the shares pursuant to the Stock Purchase Agreement, HFI became the holder of approximately 51.0% of the Company's issued and outstanding common capital stock..

         The Stock Purchase Agreement further provides the following:

         o Heitz would resign as the chief executive and chief accounting officer of the Company and the Company's Board of Directors would upon execution of the Stock Purchase Agreement appoint Timothy P. Halter to such positions. Heitz would then assume the position of Executive Vice President;

         o Timothy P. Halter would be appointed by the Board of Directors as a director of the Company upon execution of the Stock Purchase Agreement; and

         o The Company shall, under the direction of HFI, make all necessary filings to effect a 10 for one reverse split (the "Reverse Split") of the Company's common capital stock within 60 days of execution of the Stock Purchase Agreement.

         HFI, Heitz and the Company have entered into a Put Option Agreement providing that upon the effectiveness of the Reverse Split, Heitz may require HFI to purchase up to an aggregate of 50,000 post reverse split shares of the common capital stock of the Company at a price per share of $3.00 at any time during the period of time commencing six months following the effectiveness of the Reverse Split and ending six months after the Company's completion of a transaction whereby the Company acquires operating control, or substantially all of the assets, of a privately held corporation generating revenues as reported in financial statements audited in conformity with accounting practices generally accepted in the United States (a "Going Public Transaction"). In addition, under the terms of the agreement, Heitz must deliver to the Company 1,150,000 post reverse split shares of the Company's common stock in exchange for the Company's membership interest in Robcor, LLC, the Company's wholly-owned subsidiary, simultaneous with the closing of a Going Public Transaction.

         HFI used "working capital" to purchase the stock. As used herein, the term "working capital" includes income from the business operations of HFI plus sums borrowed from, among other sources, banks and brokerage firm margin accounts, to operate HFI in general. Before the execution of the Stock Purchase Agreement, the Company's controlling stockholder was Heitz.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Directors and Executive Officers
--------------------------------

         On May 9, 2006, upon the execution of the Stock Purchase Agreement, Heitz, as the Company's sole director, adopted resolutions electing Timothy P. Halter to the Company's board of directors. Heitz also appointed Mr. Halter as




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the Company's  Chairman,  Chief Executive  Officer,  President,  Chief Financial
Officer and Secretary. Heitz assumed the position of Executive Vice President of the Company.

         Mr. Halter has been the President and sole shareholder of Halter Financial Group, Inc., a Texas corporation ("HFG"), since 1995. HFG is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance. During 2001, 2002, and 2003, Mr. Halter was also a registered representative with Founder's Equity Securities, Inc., a NASD member firm. In 2003, Mr. Halter terminated his relationship with Founder's Equity Securities, Inc. Mr. Halter currently serves as a director of DXP Enterprises, Inc., a Texas corporation, and the sole officer and director of MGCC Investment Strategies, Inc, a Nevada corporation, and Nevstar Corporation, a Nevada corporation.

                  Section 9--Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

         Exhibits.  The  following  Exhibits  have been  filed as a part of this
Report:

        Exhibit
        Number             Description of Exhibit
        -------            ----------------------

        10.1 Put Option Agreement dated May 9, 2006 by and among Halter Financial Investments, L.P., Michael Heitz and Robcor Properties, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Robcor Properties, Inc.

                                                      /s/ Timothy P. Halter
                                                     ---------------------------
                                                     Timothy P. Halter,
                                                     Chief Executive Officer


DATED:  May 9, 2006